UNITED STATES SECURITIES
AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 2, 2006
Date of Report (Date of earliest event reported)

Jupiter Global Holdings, Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27233	98-0204736
(Commission File Number)	(IRS Employer Identification No.)

62 West 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7
(address of principal executive offices)

  (604) 682-6541
(Registrant’s telephone number, including area code)

Item 3.02 Unregistered Sales of Equity Securities.

On February 3, 2006, the Registrant issued 1,483,170,000 common shares at $0.0001/share and 1,220,000,000 common shares at $0.0001/share (the “Shares”) each to two officers and directors of the Registrant (respectively, the President/CEO and CFO) for the reduction of $148,317.00 and $122,000.00 of accrued liabilities from Promissory Note(s) owed respectively to each of the individuals by the Registrant. The common shares were issued as restricted securities and are exempt from registration under §5 of the Securities Act of 1933, as the issuances are deemed exempt from registration under §4(1) and 4(2) of the Securities Act of 1933, as well as Regulation D promulgated thereunder.

On February 2, 2006, the Registrant’ board of directors approved the issuance of 150,000,000 common shares at $0.0001/share (the “Shares”) to one individual for the reduction of $15,000.00 of accrued liabilities owed the individual by the Registrant. The common shares were issued as restricted securities and are exempt from registration under §5 of the Securities Act of 1933, as the issuances are deemed exempt from registration under §4(1) and 4(2) of the Securities Act of 1933, as well as Regulation D promulgated thereunder.

On February 2, 2006, the Registrant’s board of directors also approved the issuance of 525,000,000 common shares at $0.0001/share (the “Shares”) to one individual for the reduction of $52,500.00 of accrued liabilities from Promissory Note(s) owed the individual by the Registrant. The common shares were issued as restricted securities and are exempt from registration under §5 of the Securities Act of 1933, as the issuances are deemed exempt from registration under §4(1) and 4(2) of the Securities Act of 1933, as well as Regulation D promulgated thereunder.

On February 2, 2006, the Registrant’s board of directors also approved the issuance of 316,381,215 common shares at $0.0001/share (the “Shares”) to one individual for the reduction of $31,638.12 of accrued liabilities from Promissory Note(s) owed the individual by the Registrant. The common shares were issued as restricted securities and are exempt from registration under §5 of the Securities Act of 1933, as the issuances are deemed exempt from registration under §4(1) and 4(2) of the Securities Act of 1933, as well as Regulation D promulgated thereunder.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2006	Jupiter Global Holdings, Corp. By: Ray Hawkins -------------------------------------------- Ray Hawkins Chief Executive Officer